U.S. SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 15, 2001
Date of Report (Date of earliest event reported)

CREATIVE TECHNOLOGIES HOLDINGS, INC.
(Name of Small Business Issuer in its charter)

Nevada	88-0409146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Century Park East, Suite 600
Los Angeles, California	90067
(Address of principal executive offices)	(Zip code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

         On October 15, 2001, the Board of Directors of Creative Technologies Holdings, Inc., (“the Company”) accepted the resignations of Valentino Guzman, Secretary, and Chris Albornoz, Treasurer. On the same day, the Board of Directors by unanimous consent appointed Roy Rayo as Secretary and Moises Villanueva as Treasurer effective October 15, 2001.

         Mr. Moises Villanueva, Treasurer, is a Certified Public Accountant and an attorney. From 1998 to the present, he serves as tax manager for the accounting firm, Laya Mananghaya & Co. In 1997 and 1998, he was Senior Manager at Joaquin Cunanan & Co. He was tax partner at Diaz Murillo Dalupan from 1996 to 1997.

         Mr. Roy Rayo is the new Secretary of the Company. From September 1997 through May 2000, Mr. Rayo was an associate attorney at SyCip Salazar Hernandez & Gatmaitan in Makati City, Metro Manila, Philippines, where he assisted in prosecution and maintenance of trademark applications and registrations. From April through August 1997, Mr. Rayo was a law clerk in the Circuit Court of the Second Circuit in Maui, Hawaii. From January through March 1997, Mr. Rayo was a Legal Analyst at the House of Representatives for the State of Hawaii. From June through July 1994, Mr. Rayo was an intern at the United Nations Economic and Social Commission for Asia and the Pacific, Bangkok, Thailand.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2001	CREATIVE TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Chris Albornoz Chris Albornoz President